Exhibit 4.3

PAIRING AGREEMENT

This agreement (the “Agreement”) is dated as of November 12, 2013, by and between Extended Stay America, Inc., a Delaware corporation (the “Company”), and ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”).

RECITALS

WHEREAS, the Company and ESH REIT are contemplating an underwritten initial public offering (the “IPO”) of the Paired Shares (as defined below);

WHEREAS, the Board of the Company (the “Company Board”) and the Board of ESH REIT (the “ESH REIT Board”) have determined it is in each of the Company’s and ESH REIT’s best interest to pair the outstanding shares of common stock of the Company, par value $0.01 per share (the “Company Shares”), to the Class B common stock of ESH REIT, par value $0.01 per share (the “ESH REIT Shares” and, together with the Company Shares, the “Shares”), so that they are generally transferable only in units (the “Paired Shares”), each of which shall initially consist of one Company Share paired to one ESH REIT Share (the “Pairing”);

WHEREAS, the certificate of incorporation of the Company (the “Company Certificate of Incorporation”) and the certificate of incorporation of ESH REIT (the “ESH REIT Certificate of Incorporation” and together with the Company Certificate of Incorporation, the “Certificates of Incorporation”) provide that, except as provided therein, the Company Shares and the ESH REIT Shares are not transferable, and shall not be transferred on the books of the Company or ESH REIT, as the case may be, except in combination with the shares of the other company; and

WHEREAS, the Company and ESH REIT wish to enter into this Pairing Agreement for the purpose of further effectuating the Pairing, including the establishment of the terms and conditions which will govern the issuance and the transfer of Company Shares and the ESH REIT Shares. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the ESH REIT Certificate of Incorporation.

ARTICLE I

Transfer of Shares

Until the restrictions and limitations set forth in this Article I shall have been terminated in the manner provided herein:

1.1 Except as provided herein, no ESH REIT Shares shall be transferable, and they shall not be transferred on the books of ESH REIT, unless (i) a simultaneous transfer is made by the same transferor to the same transferee, or (ii) such transferor has previously arranged with the Company for the transfer or issuance to the transferee, in each case, of the same number of Company Shares (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV), except that the Company may transfer the ESH REIT Shares acquired by it from ESH REIT to a Person to whom the Company simultaneously issues the same number of Company Shares (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV). For purposes of this Agreement, “Person” means an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, joint venture, unincorporated organization or a government or any agency or political subdivision thereof.

1.2 Except as provided herein, no Company Shares shall be transferable, and they shall not be transferred on the books of the Company, unless (i) a simultaneous transfer is made by the same transferor to the same transferee, or (ii) such transferor has previously arranged with ESH REIT for the transfer or issuance to the transferee, in each case, of the same number of ESH REIT Shares (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV), except that ESH REIT may transfer the Company Shares acquired by it to a Person to whom ESH REIT simultaneously issues the same number of ESH REIT Shares (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV).

ARTICLE II

Issuance of Shares

Until such time as the Pairing shall have been terminated in the manner provided herein:

2.1 Except as provided in Article III, ESH REIT shall not issue or agree to issue any of the ESH REIT Shares to any Person except the Company unless effective provision has been made for (i) the simultaneous issuance or transfer to the same Person of the same number of Company Shares (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV), (ii) the pairing of the Company Shares and the ESH REIT Shares and (iii) the allocation of the consideration to be received upon such issuance between the Company and ESH REIT or, if allocation of such consideration between them is not practicable, on the payment by one company to the other of cash or other consideration in lieu thereof. Any such allocation or payment shall be based on the respective fair market values of the Company Shares and the ESH REIT Shares, as determined in accordance with Section 2.3, unless otherwise agreed by the Company and ESH REIT.

2.2 Except as provided in Article III, the Company shall not issue or agree to issue any Company Shares to any Person except ESH REIT unless effective provision has been made for (i) the simultaneous issuance or transfer to the same Person of the same number of ESH REIT Shares (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV), (ii) the pairing of the Company Shares and the ESH REIT Shares and (iii) the allocation of the consideration to be received upon such issuance between the Company and ESH REIT or, if allocation of such consideration between them is not practicable, on the payment by one company to the other of cash or other consideration in lieu thereof. Any such allocation or payment shall be based on the respective fair market values of the Company Shares and the ESH REIT Shares, as determined in accordance with Section 2.3 unless otherwise agreed by the Company and ESH REIT, and any allocation or payment based upon the most recently determined Valuation Percentage should be conclusively deemed based on the respective fair market values of the Company Shares and the ESH REIT Shares, as determined in accordance with Section 2.3.

2.3 At the time of each issuance of Class B Common Stock pursuant to this Article II, and in any event not less often than once each calendar quarter, the Company and ESH REIT shall jointly arrange for the determination by a third party valuation, investment banking or other financial advisory firm as of a date specified by the Company and ESH REIT (the “Valuation Date”) of the fair market value of each Company Share outstanding on the Valuation Date (the “Fair Market Value of a Company Share”) and the fair market value of each ESH REIT Share outstanding on the Valuation Date (the “Fair Market Value of an ESH REIT Share”).

ARTICLE III

Limitations on Restrictions on Transfer and Issuance of Shares

3.1 Notwithstanding the restrictions set forth in Article I and Article II herein, any of the Company Shares issued or transferred in accordance with Article I and Article II after November 6, 2013, the date of the filing of the Company Certificate of Incorporation, which are issued on an unpaired basis by the Company pursuant to the terms of Section 6.6 of the Company Certificate of Incorporation may be transferred on an unpaired basis (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV).

3.2 Notwithstanding the restrictions set forth in Article I and Article II herein, any of the ESH REIT Shares issued or transferred in accordance with Article I and Article II herein after November 6, 2013, the date of the filing of the ESH REIT Certificate of Incorporation, which are issued on an unpaired basis by ESH REIT pursuant to the terms of Section 6.6 of the ESH REIT Certificate of Incorporation may be transferred on an unpaired basis (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV).

ARTICLE IV

Exchange Rights

4.1 Company Exchange Right

(a)	The Company shall have the right to exchange for all or any portion of the ESH REIT Shares or the Company Shares, cash, the Company Shares or other property with a fair market value, as determined by a third party valuation, investment banking or other financial advisory firm, at least equal to the Fair Market Value of an ESH REIT Share or the Fair Market Value of a Company Share, as applicable (each a “Company Exchange Amount”). After such acquisition, the Company Shares may be paired with the ESH REIT Shares in a different proportion, but such shares will continue to attach and trade together.

(b)

Such exchange shall be deemed to have been made as of the close of business on the applicable date fixed by the Company for such exchange (the “Company Exchange Date”) and after such Company Exchange Date, provided that the Company Exchange Amount has been duly paid or set apart for payment in full, all rights of the holders of such shares as shareholders of ESH REIT or the Company, as applicable, shall cease, except the right to receive the Company Exchange Amount, without interest thereon, upon surrender of the certificates evidencing such shares.

(c)	In the case of an exchange for the ESH REIT Shares, notice of such exchange (a “Company Exchange Notice”) shall be given by the Company to ESH REIT not less than ten (10) nor more than sixty (60) days prior to the Company Exchange Date. Concurrently, in the case of either an exchange for the ESH REIT Shares or for the Company Shares, the Company Exchange Notice shall be given by the Company by first class mail to each holder of shares to be exchanged at such holder’s address as shown in the books and records of ESH REIT or the Company, as applicable. Each Company Exchange Notice shall specify (A) the Company Exchange Date, (B) the number of the ESH REIT Shares or the Company Shares, as applicable, to be exchanged in the aggregate and from such holder, (C) the Company Exchange Amount, specifying whether the Company Exchange Amount will be paid in cash, the Company Shares or other property (and identifying such other property, if other property is to be exchanged) and (D) the place or places where certificates for the ESH REIT Shares or the Company Shares, as applicable, to be exchanged are to be surrendered for payment of the Company Exchange Amount. If less than all outstanding shares of the ESH REIT Shares or the Company Shares, as applicable, are to be exchanged, the shares to be exchanged shall be selected pro rata.

(d)	Each holder of the ESH REIT Shares or the Company Shares being exchanged shall surrender to the Transfer Agent a certificate or certificates evidencing such shares. As soon as practicable, and in any event within five (5) Business Days, after such surrender, the Company shall pay the applicable Company Exchange Amount to such holder and, if less than the full number of shares represented by the certificate or certificates so surrendered are to be exchanged, ESH REIT or the Company, as applicable, shall promptly deliver to such holder a certificate or certificates evidencing the excess ESH REIT Shares or the Company Shares, as applicable, not being exchanged. The Company Exchange Amount, if payable in cash, shall be payable at the election of the Company by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable Company Exchange Date, if one has been so designated; if the Company Exchange Amount is not payable in cash, then the Company Exchange Amount shall be payable in such manner as may be determined by the Company and set forth in the Company Exchange Notice.

(e)

With respect to any of the Company Shares or other securities to be issued pursuant to such exchange, the Company or the issuer of such other securities shall issue and deliver, at the office of the Transfer Agent to the exchanging holder, a certificate or certificates for the number of full shares of the Company Shares or other securities deliverable in accordance with the provisions of this Section 4.1, and any fractional interest in respect of the Company Shares or other securities arising upon such exchange shall be settled as provided in Section 4.3 (the date of delivery of such certificate or certificates being sometimes referred to herein as the “Company Exchange Issuance Date”). To the fullest extent permitted under law, any such Company Shares or other securities issued upon such exchange shall be deemed to have been issued immediately prior to the close of business on the Company Exchange Issuance Date, and the Person or Persons in whose name or names any certificate or certificates for the Company Shares or other securities shall be issuable pursuant to such exchange shall be deemed to have become the holder or holders of record of the Company Shares or other securities represented thereby at such time on such date unless the share transfer records for the Company Shares or other securities shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open.

4.2 ESH REIT Exchange Right

(a)	ESH REIT shall have the right to exchange for all or any portion of the ESH REIT Shares or the Company Shares, cash, securities of ESH REIT or other property with a fair market value as determined by a third party valuation, investment banking or other financial advisory firm at least equal to, the Fair Market Value of a ESH REIT Share or the Fair Market Value of a Company Share, as applicable (the “ESH REIT Exchange Amount” and together with the Company Exchange Amount, the “Exchange Amounts”). After such acquisition, the ESH REIT Shares may be paired with the Company Shares in a different proportion, but such shares will continue to attach and trade together.

(b)	Such exchange shall be deemed to have been made as of the close of business on the applicable date fixed by the ESH REIT for such exchange (the “Exchange Date”, and together with the Company Exchange Date, the “Exchange Dates”) and after such ESH REIT Exchange Date, provided that the ESH REIT Exchange Amount has been duly paid or set apart for payment in full, all rights of the holders of such shares as shareholders of ESH REIT or the Company, as applicable, shall cease, except the right to receive the ESH REIT Exchange Amount, without interest thereon, upon surrender of the certificates evidencing such shares.

(c)

In the case of an exchange for the Company Shares, notice of such exchange (an “ESH REIT Exchange Notice”, and together with the Company Exchange Notice, the “Exchange Notices”, each an “Exchange Notice”) shall be given by ESH REIT to the Company not less than ten (10) nor more than sixty (60) days prior to the ESH REIT Exchange Date. Concurrently, in the case of either an exchange for the ESH REIT Shares or for the Company Shares, the

ESH REIT Exchange Notice shall be given by ESH REIT by first class mail to each holder of shares to be exchanged at such holder’s address as shown in the books and records of ESH REIT. Each ESH REIT Exchange Notice shall specify (A) the ESH REIT Exchange Date, (B) the number of shares of ESH REIT Shares or the Company Shares, as applicable, to be exchanged in the aggregate and from such holder, (C) the ESH REIT Exchange Amount, specifying whether the ESH REIT Exchange Amount will be paid in cash or other property (and identifying such other property, if other property is to be exchanged) and (D) the place or places where certificates for the ESH REIT Shares or the Company Shares to be exchanged are to be surrendered for payment of the ESH REIT Exchange Amount. If less than all outstanding shares of ESH REIT Shares or the Company Shares, as applicable, are to be exchanged, the shares to be exchanged shall be selected pro rata.

(d)	Each holder of ESH REIT Shares or the Company Shares being exchanged shall surrender to the Transfer Agent a certificate or certificates evidencing such shares. As soon as practicable, and in any event within five (5) Business Days, after such surrender, ESH REIT shall pay the applicable ESH REIT Exchange Amount to such holder and, if less than the full number of shares represented by the certificate or certificates so surrendered are to be exchanged, ESH REIT or the Company, as applicable shall promptly deliver to such holder a certificate or certificates evidencing the excess shares of the ESH REIT Shares or the Company Shares not being exchanged. The ESH REIT Exchange Amount, if payable in cash, shall be payable at the election of ESH REIT by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable ESH REIT Exchange Date, if one has been so designated; if the ESH REIT Exchange Amount is not payable in cash, then the ESH REIT Exchange Amount shall be payable in such manner as may be determined by ESH REIT and set forth in the ESH REIT Exchange Notice.

(e)

With respect to any securities to be issued pursuant to such exchange, ESH REIT or the issuer of such other securities shall issue and deliver, at the office of the Transfer Agent to the exchanging holder, a certificate or certificates for the number of full shares of the securities deliverable in accordance with the provisions of this Section 4.2, and any fractional interest in respect of the securities arising upon such exchange shall be settled as provided in Section 4.3 (the date of delivery of such certificate or certificates being sometimes referred to herein as the “ESH REIT Exchange Issuance Date”). To the fullest extent permitted by law, any such securities issued upon such exchange shall be deemed to have been issued immediately prior to the close of business on the ESH REIT Exchange Issuance Date, and the Person or Persons in whose name or names any certificate or certificates the securities shall be issuable pursuant to such exchange shall be deemed to have become the holder or holders of record of the securities represented thereby at such time on such date unless the share transfer records for the securities shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open.

4.3 Unless otherwise determined by ESH REIT or the Company or set forth in an Exchange Notice, no fractional Company Stock or other fractional securities or scrip evidencing fractions thereof shall be issued upon the exchanges under Sections 4.1 and 4.2. Instead of any fractional interest in Company Stock or in any other securities that would otherwise be deliverable upon the exchanges under Sections 4.1 and 4.2, the Company or ESH REIT, as applicable, shall pay to the exchanging holder an amount in cash equal to the corresponding fraction of Market Price of the Equity Stock on the Trading Day immediately preceding the Company Exchange Issuance Date or ESH REIT Exchange Issuance Date, as applicable. If more than one ESH REIT Share or Company Share, as applicable, shall be surrendered for exchange at one time by the same holder, the number of full Company Shares or other securities issuable upon exchange shall be computed on the basis of the aggregate number of the ESH REIT Shares or the Company Shares so surrendered.

4.4 ESH REIT or the Company, as applicable, shall pay or cause to be paid any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of any Exchange Amount upon any such exchange; provided, however, that neither ESH REIT nor the Company shall be required to pay or cause to be paid any tax that may be payable in respect of any transfer involved in the issue or delivery of any Exchange Amount in a name or to any Person other than that of the holder of the ESH REIT Shares or the Company Shares being exchanged, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to ESH REIT the amount of any such tax or established, to the reasonable satisfaction of ESH REIT or the Company, as applicable, that such tax has been paid.

4.5 Any determination required or permitted to be made by the Company Board and the ESH REIT Board by this Article IV shall, to the fullest extent of the law, be final, conclusive and binding on the holders of the ESH REIT Shares and the Company Shares.

ARTICLE V

Registration

5.1 The Company agrees to cause the Company Shares to be duly registered and to maintain effective such registration with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 12 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”).

5.2 ESH REIT agrees to cause the ESH REIT Shares to be duly registered and to maintain effective such registration with SEC pursuant to Section 12 of the Exchange Act.

ARTICLE VI

Stock Dividends, Reclassifications, etc.

6.1 Until such time as the Pairing shall have been terminated in the manner herein provided and as provided in the Certificates of Incorporation, and except pursuant to an exchange made in accordance with Article IV, neither the Company nor ESH REIT, as the case may be, shall declare or pay any stock dividend consisting in whole or in part of the Company Shares or the ESH REIT Shares, as the case may be, issue any rights or warrants to purchase any shares of the Company Shares or the ESH REIT Shares, as the case may be, or subdivide, combine or otherwise reclassify the Company shares or the ESH REIT Shares, unless the other party hereto (the Company or ESH REIT, as the case may be) simultaneously takes the same or equivalent action with respect to the Company Shares or the ESH REIT Shares, as the case may be, to the end that the outstanding Company Shares and ESH REIT Shares will at all times be effectively paired on a one-for-one basis as contemplated herein (subject to any adjustment required to be made pursuant to an exchange in accordance with Article IV). Notwithstanding the foregoing, no provision in this Article VI shall restrict ESH REIT from distributing the ESH REIT Shares to the Company.

6.2 Notwithstanding Section 6.1, if: (i) (a) ESH REIT is restricted, under the terms of any bona fide loan or credit agreement or indenture relating to a borrowing by ESH REIT or any of its subsidiaries, from paying a cash dividend and (b) the ESH REIT Board determines it necessary or desirable to continue to satisfy the distribution requirements of Section 857 of the Code, or (ii) the ESH REIT Board or Company Board determines it necessary or desirable to prevent ESH REIT and the Company from being treated as “stapled entities” (as defined in Section 269B(c)(2) of the Code), then to the extent necessary to satisfy clauses (i) or (ii) of this Section 6.1, ESH REIT may declare and pay taxable dividends, in cash, in kind or in Equity Stock in respect of the Class A Common Stock of ESH REIT that differ, in kind and/or amount from dividends paid in respect of the ESH REIT Shares, including, but not limited to, (x) the payment of no dividends in respect of the ESH REIT Shares, (y) distributing taxable stock dividends paid in respect of the Class A Common Stock of ESH REIT in the form of Class A Common Stock of ESH REIT, ESH REIT Shares and/or Preferred Stock of ESH REIT and (z) distributing taxable stock dividends paid in respect of the ESH REIT Shares in the form of ESH REIT Shares.

ARTICLE VIII

Termination

Subject to the terms of the Stockholders’ Agreement, this Agreement in its entirety or any provision of this Agreement may be waived, repealed or made inapplicable by action taken by the Company Board or ESH REIT Board, subject to the rights of the Blackstone Group, L.P., Paulson & Co. Inc. and Centerbridge Partners, L.P. or their respective Affiliates (collectively, the “Sponsors”) contained in the Stockholders Agreement. In addition, subject to the rights of the Sponsors contained in the Stockholders’ Agreement, by the affirmative vote of either (i) a majority of the ESH REIT Shares then outstanding as of a record date fixed by the ESH REIT Board for such purpose or (ii) a majority of the Company Shares then outstanding as of a record date fixed by the Company Board for such purpose, the holders of ESH REIT Shares or the holders of the Company Shares, as the case may be, may elect to eliminate the Pairing of all Paired Shares, provided, however that elimination of the Pairing of all Paired Shares shall not be effective until one hundred and eighty (180) days after such affirmative vote. The Pairing of the Paired Shares will be automatically terminated upon the commencement of any bankruptcy or insolvency proceeding of either of the Company or ESH REIT.

ARTICLE IX

Amendment

This Agreement may be amended only by action taken or authorized by the Company Board or the ESH REIT Board or by the majority of the Paired Shares then outstanding as of a record date fixed by the Company Board and the ESH REIT Board for such purpose, all subject to the rights of the Sponsors under the Stockholders’ Agreement.

ARTICLE X

Pairing of Excess Shares

10.1 In the event that (a) ESH REIT issues Excess ESH REIT Shares, par value $0.01 per share of ESH REIT (the “Excess ESH REIT Shares”) or the Company issues shares of Excess Company Shares, par value $0.01 per share of the Company (the “Excess Company Shares”) and (b) the Excess ESH REIT Shares and Excess Company Shares were paired pursuant to this Agreement, and until such time as the Pairing shall have been terminated in the manner provided herein, then in addition to, and not in any respect in limitation of, the provisions of the Certificates of Incorporation (as each may be amended from time to time), such Excess ESH REIT Shares and such Excess Company Shares shall be subject to the restrictions and limitations set forth in Articles I and II of this Agreement.

ARTICLE XI

Counterparts

This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

ARTICLE XII

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

ARTICLE XIII

Entire Agreement

This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all prior contracts or agreements, whether oral or written.

ARTICLE XIV

No Third Party Beneficiaries

The parties hereto agree that there are no third parties who are intended to benefit from or who are entitled to rely on any of the provisions of this Agreement. No third party shall be entitled to assert any claims or to enforce any rights whatsoever pursuant to this Agreement. Except as otherwise expressly provided herein, the covenant and agreements provided in this Agreement are solely for the benefit of the parties hereto and their permitted successors and assigns respectively.

ARTICLE XV

Severability

Each provision of this Agreement shall be severable and an adverse determination as to any provision shall in no way affect the validity of any other provision.

ARTICLE XVI

Forum

To the fullest extent permitted by applicable law, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware (in the event the Court of Chancery does not have jurisdiction) and the Superior Court of the State of Delaware (in the event the Court of Chancery and no such Federal court has jurisdiction) in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, a Federal court of the United States of America located in the State of Delaware, or if no such Federal Court has jurisdiction, the Superior Court of the State of Delaware. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. To the fullest extent permitted by applicable law, each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any suit, action or other proceeding arising out of this Agreement by the mailing of copies thereof by mail to such party at its principal place of business, such service of process to be effective upon acknowledgement of receipt of such registered mail; provided that nothing in this Agreement shall affect the right of any party to serve legal process in any other manner permitted by law.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

COMPANY:

EXTENDED STAY AMERICA, INC.

By:	/s/ James L. Donald
Name:	James L. Donald
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

ESH REIT:

ESH HOSPITALITY, INC.

By:	/s/ James L. Donald
Name:	James L. Donald
Title:	Chief Executive Officer